                                                                   EXHIBIT 10.10



                             AMENDED AND RESTATED
                          STOCK REPURCHASE AGREEMENT

          THIS AMENDED AND RESTATED STOCK REPURCHASE AGREEMENT (the "Agreement") is entered into as of ________________ by and between Korn/Ferry international, a California corporation (the "Company"), and _________________________, an individual (the "Shareholder"), and is an amendment and restatement of the previous Stock Repurchase Agreement between the Company and the Shareholder (the "Prior Agreement") [MODIFY AS APPROPRIATE IF MORE THAN ONE PRIOR AGREEMENT.].

                                   RECITALS

          A. The Company is a corporation duly organized and existing under the laws of the State of California.

          B. [MODIFY AS APPROPRIATE FOR EACH INDIVIDUAL.] In 1991, the Company adopted the Executive Participation Program (the "Equity Plan"), which provides for the sale of shares of Company common stock to certain officers of the Company.

          C. Pursuant to the Equity Plan the Shareholder subscribed to purchase shares of Company Common Stock under the Executive Participation Program Stock Subscription Agreement (Basic Equity Account) between Company and Shareholder (the "Subscription Agreement"), which required that Shareholder enter into the Prior Agreement.

          D. In August 1998, the Company's shareholders approved the initial public offering of the Company (the "IPO"), and authorized the Company to offer to amend and restate the Prior Agreement, subject to the consummation of the IPO.

          E. The Shareholder and the Company now wish to enter into this Agreement as an amendment and restatement of the Prior Agreement. This Agreement shall become effective if and only if the is consummated on or before ____________, 19___.

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties hereto agree as follows:

          1.   DEFINITIONS. For all purposes of this Agreement, the following
               -----------
definitions apply:

               "Book Value" means the book value of a Share, as determined in accordance with generally accepted accounting principals applied in accordance with the usual accounting practices of the Company.

               "Equity Committee" shall mean a committee appointed by the Board of Directors of the Company. The Equity Committee shall be comprised of three members of the board of directors of the Company, at least two of which shall not be officers or employees of the Company.

               "Fiscal Year" means the fiscal year of the Company, which is currently specified as the period beginning each May 1 and ending each April 30, or any other period specified by the Board of Directors of the Company as the fiscal year of the Company.

               "401(k) Plan" means the Korn/Ferry International Employee Tax Deferred Savings Plan.

               "Shares" means the shares of Company Common Stock currently owned by the Shareholder from any source or which may be acquired by Shareholder in the future under the Equity Plan, or distributed to the Shareholder under the 401(k) Plan. Shares acquired on the public market following the IPO shall not be considered as "Shares".

               "Value" means, for purposes of determining the price at which a Share will be sold or purchased by the Company pursuant to Section 7 of this Agreement, (a) the Book Value of such Share as of the end of the Fiscal Year ending April 30, 1998, plus interest at the rate of eight and one-half percent (8.5%) per annum, (b) such other value or formula for determining value as may be specified from time to time after the date hereof in a resolution adopted by the Board of Directors of the Company for purposes of this Agreement.

          2.   COMPLIANCE WITH AGREEMENT.  Except as expressly set forth herein,
               -------------------------
the Shareholder shall not sell, transfer, hypothecate, pledge or otherwise dispose of the Shares or any interest therein held by Shareholder (a "Transfer") without the prior written consent of the Company. Any purported Transfer not in compliance with the terms and conditions of this Agreement shall be void and of no force and effect. If the Shares are Transferred, in whole or part, voluntarily or involuntarily, by operation of law or otherwise, by reason of insolvency or bankruptcy of the Shareholder, or otherwise in violation of the provisions of this Agreement, the recipient of any of the Shares shall not be registered on the books of the Company and shall not be recognized as the holder of the Shares by the Company and shall not acquire any voting, dividend or other rights in respect thereof.

          3.   INVESTMENT INTENT.  The Shareholder hereby represents and
               -----------------
warrants to the Company that the Shareholder's purchase of the Shares has been made for his or her own account, for investment purposes only and not with a view to distribution or resale of the Shares. The sale of the Shares has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. Except as expressly set forth herein, the Shareholder may not sell the Shares unless they have been so registered or unless, in the opinion of counsel satisfactory to the Company, such registration is not required.

          4.   RESTRICTION ON CERTIFICATES.  The Shareholder understands and
               ---------------------------
agrees that the certificate(s) issued to him or her representing the Shares:

               (i)   Shall contain the following legend:

     "TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY REQUIRE REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND THIS CERTIFICATE MAY NOT BE TRANSFERRED WITHOUT EVIDENCE OF SUCH REGISTRATION OR OF AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE ACT. THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED BY THE TERMS OF A RESTATED AND AMENDED STOCK REPURCHASE AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS."

               (ii) May contain additional legends as required by state securities laws.

          5.   PERMITTED SALES AT AND FOLLOWING IPO.  Notwithstanding the
               ------------------------------------
restrictions on the sale of Shares contained herein, the Shareholder may sell Shares according to the following schedule:

     DATE                     PERMISSIBLE SALES
     ----                     -----------------

     Consummation of the      Ten percent (10%) of the
     Company's Initial        Shareholder's Shares
     Public Offering
     ("IPO Date")

     Second anniversary       An additional twenty percent
     of IPO Date              (20%) of the Shareholder's Shares

     Third Anniversary of     An additional twenty percent
     IPO Date                 (20%) of the Shareholder's Shares

     Fourth Anniversary       Any remaining Shares
     of IPO Date

The foregoing schedule of permissible sales shall be applied as follows:

               (a) The percentages shall be applied with respect to the sum of the Shareholder's current Shares as of the time of a sale, plus any Shares previously sold. As an example by way of illustration only, and not reflective of the Shareholder's actual number of Shares, assume the Shareholder had 100 Shares on the IPO Date, and that an additional 50 Shares were beneficially owned by the Shareholder under the 401(k) Plan. The Shareholder would have the right, as of the IPO Date, to sell ten percent (10 shares) of the Shares held by the Shareholder other than the Shares beneficially owned under the 401(k) Plan. (Sale of Shares beneficially owned under the 401(k) Plan are governed by the provisions of the 401(k) Plan rather than this Agreement.) If the Shareholder sold the permitted ten Shares on the IPO Date, and, before the second anniversary of the IPO Date, received a distribution from the 401(k) Plan of the Shareholder's fifty Shares, the Shareholder would have 140 Shares on the second anniversary of the IPO Date. The Shareholder would be permitted to sell up to 35 shares on the second anniversary of the IPO Date (the sum of the Shares then held (140), plus the shares previously sold (10), times 30%, less the shares previously sold, equals 35 shares).

               (b) Shares sold on the IPO Date shall be sold pursuant to the procedures established by the Company. No Shares may be sold in the period from the day after the IPO Date to the second anniversary of the IPO Date. Fifty percent (50%) of the proceeds of the sale of the Shareholder's shares on the IPO Date (or, if less, the outstanding balance of the Shareholder's notes under the Subscription Agreement) shall be used by the Company to reduce the balance of the Shareholder's notes under the Subscription Agreement.

               (c) Any Company Common Stock beneficially owned by the Shareholder in the 401(k) Plan shall not count towards determining the Shares which may be sold unless and until such Shares are distributed to the Shareholder from the 401(k) Plan.

               (d) The foregoing schedule shall cease to apply to the Shareholder's Shares and the Shares may be sold without restriction in the event of the Shareholder's death.

          6.   POSSESSION OF CERTIFICATES.  The Company shall hold the
               --------------------------
certificates evidencing the Shares as custodian to protect its interests hereunder until the Shareholder has the right to sell the Shares, as set forth in Section 5 above. In furtherance thereof, Shareholder has executed and delivered (or shall herewith execute and deliver) to the Company assignment(s) in blank, in the form of Exhibit A to the Prior Agreement, for the transfer of such certificates. The Company has delivered to Shareholder a receipt for such Shares in the form of Exhibit B to the Prior Agreement.

          Upon the request of Shareholder, when the Shareholder has the right to sell Shares, the Company shall deliver the Shares which may be sold to the Shareholder, and the Company and the Shareholder shall appropriately modify the assignment(s) in blank and the receipt to reflect the delivery of Shares.

          7.   REPURCHASE OF SHARES BY COMPANY.
               -------------------------------

          (a) Upon an occurrence described in Section 7(b) or 7(c) hereof, and subject to any prohibitions on the purchase of Shares by the Company under applicable law or any agreement binding on the Company, the Shareholder shall sell, if the Company elects to purchase, the number of Shares determined under the applicable subsection at a price per share equal to the Value as of the date on which such Shares are to be purchased by the Company. Notwithstanding the foregoing, if the Company is prohibited from purchasing the Shares by applicable law or by any contract or agreement binding on the Company, including without limitation any loan agreement, the Company may elect to purchase the Shares determined under the applicable subsection as soon as practicable after it determines in good faith that it is legally and contractually permitted to do so. If Shareholder paid for all or any part of the Shares with a promissory note or notes payable to the Company, the Company will, and Shareholder hereby authorizes the Company to, offset against any amounts owing to Shareholder by the Company with respect to Shares purchased hereunder any amounts outstanding for principal or accrued interest under such promissory note(s). Any amount so offset shall be deducted from the purchase price to be paid under this section upon the purchase of the Shares by the Company. The balance of the purchase price for the Shares, if any, shall be paid by the Company, in its sole and absolute discretion, either in cash or by delivery of a non-transferable promissory note in the form of Exhibit C hereto (the "Note"). The Note shall bear simple interest at Bank of America's (or its successor's) reference rate as of the date hereof and may be for term of up to five years. The Note shall be paid in equal annual installments of principal plus all accrued and unpaid interest on the total principal amount. Subject to the preceding sentence, the actual term of the Note will be determined in the sole and absolute discretion of the Company. The indebtedness evidenced by the Note, both principal and interest, shall be subordinated and junior, to the extent set forth in the next sentence, to all indebtedness of the Company, both principal and interest (accrued and accruing thereon both before and after the date of filing a petition in any bankruptcy, insolvency, reorganization or receivership proceedings, whether or not allowed as a claim in such case or proceeding) in respect of borrowed money, whether outstanding on the date of the Note or thereafter created, incurred or assumed (collectively, the "Senior Debt"); provided, that such Senior Debt shall not include any obligation of the Company under the Equity Plan to repurchase shares of its common stock. Upon the maturity of any of the Senior Debt by lapse of time, acceleration or otherwise, all principal of, and interest on, all such matured Senior Debt shall first be paid in full before any payment is made by the Company on account of principal of, or interest on, the Note.

          (b) The Company shall have the right to purchase, and in the event the Company elects to purchase, the Shareholder shall sell to the Company, all of the Shareholder's Shares, if the Company determines that any one or more of the following past or present acts or events have occurred: (1) the Shareholder engages or has engaged in behavior that is disruptive to the Company, or (2) the Shareholder interferes with (or has interfered with) or engages in conduct that interferes with (or has interfered with) the efficient operation of the Company or any office of the Company, or (3) the Shareholder engages or has engaged in acts or conduct that are injurious to or otherwise harm the Company or any office of the Company, or (4) the Shareholder breaches or has breached any agreement with the Company, or (5) the Shareholder engages or has engaged in conduct or acts detrimental to the Company, or (6) the Shareholder becomes or became affiliated with a competitor, or develops, or make a contribution to, a competing enterprise, (7) the Shareholder discloses or has disclosed confidential Company information to a third party, or (8) the Shareholder is or was convicted of a felony or other crime involving fraud, dishonesty or acts of moral turpitude.

               If the Company determines that any one or more of the foregoing acts or events has occurred, the Shareholder may appeal such determination to the Equity Committee within ten days of receipt of written notice of such determination from the Company. The Equity Committee shall have 30 days to either confirm or overturn the Company's determination. If the Equity Committee confirms the Company's determination, the Equity Committee shall also determine if the Shareholder's acts or conduct are curable by the Shareholder. If the Equity Committee determines that the Shareholder's acts or conduct are curable, then the Shareholder shall be given thirty (30) days following notice of the Equity Committee's decision to cure such acts or conduct, and an additional ten
(10) days to provide proof of such cure acceptable to the Equity Committee. If the Equity Committee determines that the acts or conduct are not curable, or the Shareholder does not provide proof that curable acts or conduct have been cured, then the determination that the Shareholder engaged in acts or conduct detrimental to the Company shall be final and binding.

               Shareholder acknowledges that the Company's purchase right under this subsection 7(b) may be financially disadvantageous to the Shareholder if, at the time of the purchase, there is a large differential between the Value (as that term is defined herein) of the Shares to be purchased and the then market value of such shares.

          (c) At any time, but not more frequently than once in any two-year period, the Equity Committee may determine that the Company shall have the right to purchase the number of Shares determined by the Equity Committee (a "Company Call"). No Company Call shall be for a number of Shareholder's Shares greater than ten percent (10%) of the Shares for which Sales are not yet permissible under Section 5 hereof. The Equity Committee shall make its determination under this Section 7(c) based upon the Equity Committee's assessment of market conditions for the Company's common stock and the Company's recent financial performance. Any Company Call shall be made on a pro rata basis among the shareholders with whom the Company has entered into agreements similar to this Agreement.

          Provided, however, this Section 7 does not apply to Shares released for sale under Section 5 herein.

          8.   ASSIGNMENT OF PURCHASE RIGHTS.  The Company may assign, in whole
               -----------------------------
or part, its right to purchase the Shares under this Agreement to a designee(s).

          9.   PRESENTLY OWNED AND AFTER-ACQUIRED SHARES.  The Shareholder
               -----------------------------------------
agrees that the terms and conditions of this Agreement shall be binding upon him or her as to any Shares.

          10.  CHANGE IN MARITAL STATUS.  In the event that the Shareholder's
               ------------------------
marital status is altered by dissolution or divorce or by the death of the Shareholder's spouse, any interest of his or her former spouse in the Shares, whether as community property or as a result of a property settlement agreement, a divorce decree or other legal proceeding, may be purchased by the Company and shall be sold by the Shareholder's former spouse or his or her estate according to the provisions of this Agreement. The Shareholder agrees to notify the Company of any change in marital status, including, without limitation, marriage, dissolution of marriage, divorce or death of spouse; within 10 business days of said event. The Shareholder agrees to cause any spouse who has not signed a consent to this Agreement in the form of Exhibit D to do so at the time notice is given to the Company under this Section.

          11.  AMENDMENT.  No change, amendment or modification of this
               ---------
Agreement shall be valid unless it is in writing and signed by the Company and the Shareholder.

          12.  REMEDIES. The parties agree that the Company will be irreparably
               --------
damaged in the event the agreements contained herein are not specifically enforced. If any dispute arises concerning the transfer of any Shares, an injunction may be issued restraining any such transfer pending the determination of such controversy. In the event of any controversy, such rights or obligations shall be enforceable in a court by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which the Company may have.

          13.  EXPENSES.  Shareholder agrees to pay to the Company the amount of
               --------
any and all reasonable expenses, including, without limitation, reasonable attorneys' fees and expenses, which the Company may incur in connection with the enforcement of its rights hereunder.

          14.  NOTICES.  Any notice required or permitted to be given hereunder
               -------
shall be in writing and shall be mailed first-class, postage prepaid, or shall be personally delivered, or shall be sent by telecopier. Any communication so addressed and mailed shall be deemed to be given seven days after mailing and any communication delivered in person shall be deemed to be given when receipted for, or actually received by, an authorized officer of the recipient. All such communications, if intended for the Company, shall be addressed to the Company as follows:

                    Korn/Ferry International
                    1800 Century Park East
                    Suite 900
                    Los Angeles, California 90067
                    Attn.:  Corporate Secretary

          and if intended for the Shareholder shall be addressed to the Shareholder at his or her address as shown on the Company's books. Any party may change his, her or its address for notice by giving notice thereof to the other party to this Agreement. A change of address notice by the Shareholder shall be recorded in the books of the Company as the Shareholder's address for notice unless the Shareholder otherwise instructs the Company.

          15.  GOVERNING LAW.  All questions with respect to the construction
               -------------
of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of California.

          16.  SUCCESSORS AND ASSIGNS.  Subject to the terms herein, this
               ----------------------
Agreement shall inure to the benefit of, and shall be binding upon, the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto. Nothing herein shall obligate the Company to obtain the consent of Shareholder if the Company undergoes a reorganization, restructuring or recapitalization, including without limitation, the acquisition by the Company of an entity or entities controlled by the Company in connection with the reincorporation of the Company in a state other than California.

          17.  ENTIRE AGREEMENT.  This Agreement contains the entire Agreement
               ----------------
of the parties hereto and supersedes any prior written or oral agreements between them concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter contained in this Agreement which are not fully set forth herein.

          18.  COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19.  WAIVER.  No waiver of any right pursuant hereto or waiver of
               ------
any breach hereof shall be effective unless in writing and signed by the party waiving such right or breach. No waiver of any right or waiver of any breach shall constitute a waiver of any other or similar right or breach, and no failure to enforce any right hereunder shall preclude or affect the later enforcement of such right.

          20.  CAPTIONS.  The captions of the various sections herein are
               --------
solely for the convenience of the parties hereto and shall not affect or control the meaning or construction of this Agreement.

          21.  SEVERABILITY.  Should any portion of this Agreement be
               ------------
declared invalid and unenforceable, then such portion shall be deemed to be severable from this Agreement and shall not affect the remainder hereof.

          22.  AGREEMENT AVAILABLE FOR INSPECTION.  An original copy of this
               ----------------------------------
Agreement, together with all amendments, duly executed by the Company and the Shareholder, shall be delivered to the Secretary of the Company and maintained by him or her at the principal executive office of the Company and shall be available for inspection by any person requesting to see it.

          23.  REGULATION G, T, U OR X.  The Company's possession of the
               -----------------------
certificates evidencing the Shares pursuant to Section 6 of this Agreement does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          24.  ADDITIONAL DOCUMENTS.  The parties hereto agree to sign all
               --------------------
necessary documents and take all other actions necessary to carry out the provisions of this Agreement.

          IN WITNESS, WHEREOF, the parties have executed this Amended and Restated Stock Repurchase Agreement as of the date first written above.

                               SHAREHOLDER

                               By:____________________________

                               Name:__________________________


                               KORN/FERRY INTERNATIONAL


                               By:____________________________

                               Name:   Elizabeth S.C.S. Murray
                                       -----------------------

                               Title:   Executive VP & CFO
                                       -----------------------

                                   EXHIBIT A

                          IRREVOCABLE STOCK ASSIGNMENT

          For good and valuable consideration pursuant to Section 6 of that certain Amended and Restated Stock Repurchase Agreement between the undersigned and Korn/Ferry International, the undersigned hereby sells, assigns and transfers to _______________________ _______ shares of common stock of Korn/Ferry International, represented by Certificate No(s). _______________ standing in the name of the undersigned on the books of said company.



                                      By:____________________________

                                      Name:__________________________

                                      Dated:___________, 19__


WITNESS:

By:____________________________

Name:__________________________

Dated:___________________, 19__

                                   EXHIBIT B

                                    RECEIPT

          Korn/Ferry International, a California corporation (the "Company"), hereby acknowledges that it has received and is holding as custodian on behalf of ______________________________________________________________, an officer of the Company ("Executive"), _______ shares of Company Common Stock (the "Shares"), represented by certificate(s) number _________, _________ and __________ issued on _____________, 19___ in the name of Executive (copies of which are attached hereto), together with an Irrevocable Stock Assignment executed by Executive (the "Stock Assignment"). The Shares and the Stock Assignment are being held by the Company pursuant to and in accordance with the terms of that certain Amended and Restated Stock Repurchase Agreement between the Company and Executive, and any promissory note(s) and related Stock Pledge Agreement delivered by Executive to the Company in connection with the purchase of all or a portion of the Shares.


                                            KORN/FERRY INTERNATIONAL


                                            By:____________________________

                                            Name:__________________________

                                            Title:_________________________


Dated: _______________, 19__

                                   EXHIBIT C

                            KORN/FERRY INTERNATIONAL
                 NON-TRANSFERABLE SUBORDINATED PROMISSORY NOTE



$____                                                           __________,19__


          FOR VALUE RECEIVED, the undersigned, KORN/FERRY INTERNATIONAL, a California corporation (the "Company") hereby promises to pay to the order of _____________________ __________________ ("Payee") the principal sum of
______________________________ dollars ($___________), plus interest on the unpaid balance thereof at the rate of ______% per annum [reference rate of Bank of America or its successor on the date hereof].

          Payments of principal and interest hereunder shall be in lawful money of the United States of America and shall be payable in ______________ (____) annual payments, the first such payment to be made on ___________, 19__, and the final such payment to be made on ____________, 19__. Interest shall be simple interest and shall be paid on the basis of a 360-day year and a 30-day month.

          Principal and interest on this note are payable, at _______________, or such other place as Payee shall designate in writing for such purpose at least five business days in advance of the applicable payment date. Principal and interest on this note may be prepaid at any time, in whole or in part, without premium or penalty. The timely tender of any payment of principal or interest on this note shall be deemed to have been made if a check for such payment is mailed two business days before the day such payment is due.


          If any payment of principal or interest on this note shall be due on a Saturday, Sunday or legal holiday under the laws of the State of California, or any other day on which banking institutions in the City of Los Angeles are obligated or authorized by law or executive order to close, such payment shall be made on the next succeeding business day in California, and any such extended time shall not be included in computing interest in connection with such payment.

          The indebtedness evidenced by this note, both principal and interest, is subordinated and junior to the extent set forth in Section 7 of that certain Amended and Restated Stock Repurchase Agreement dated as of _________________ between the Company and Payee.

          Payee shall not sell, assign or otherwise transfer or dispose of all or any part of this note to any person, partnership, corporation, firm or other entity, except with the prior written consent of the Company.

          This note is made and delivered in California and shall be governed, construed and enforced according to the laws of the State of California.


                                              KORN/FERRY INTERNATIONAL



                                              By:__________________________

                                              Name:________________________

                                              Title:_______________________

                                   EXHIBIT D

                        CONSENT OF SPOUSE OF SHAREHOLDER

          The undersigned, being the spouse of the Shareholder, ________________, who has signed the foregoing Amended and Restated Stock Repurchase Agreement, hereby acknowledges that he or she has read and is familiar with the provisions of said Agreement including but not limited to
Section 10 herein and agrees to be bound thereby and join therein to the extent, if any, that his or her agreement and joinder may be necessary. The undersigned hereby agrees that the Shareholder may join in any future amendment or modifications of the Agreement without any further signature, acknowledgment, agreement or consent on his or her part; and the undersigned hereby further agrees that any interest which he or she may have in the Shares held by Shareholder shall be subject to the provisions of this Agreement.



                                      By:__________________________

                                      Name:________________________

                                      Dated:_______________________